EXHIBIT NO. 5

                           MALIZIA SPIDI & FISCH, PC
                                ATTORNEYS AT LAW

1301 K STREET, N.W.                                             637 KENNARD ROAD
SUITE 700 EAST                                 STATE COLLEGE, PENNSYLVANIA 16801
WASHINGTON, D.C. 20005                                            (814) 466-6625
(202) 434-4660                                         FACSIMILE: (814) 466-6703
FACSIMILE: (202) 434-4661




July 22, 1999

Board of Directors
Sun Bancorp, Inc.
226 Landis Avenue
Vineland, New Jersey 08360

         Re:      Registration Statement Under the Securities Act of 1933
                  -------------------------------------------------------

Ladies and Gentlemen:

         This opinion is rendered in connection with the Registration Statement on Form S-3 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (the "Act") relating to the offer and sale (the "Offering") of up to 287,500 shares of common stock, par value $1.00 per share (the "Common Stock"), of Sun Bancorp, Inc. (the "Company"). As special counsel to the Company, we have reviewed such legal matters as we have deemed appropriate for the purpose of rendering this opinion.

         Based on the foregoing, we are of the opinion that the shares of Common Stock of the Company covered by the aforesaid Registration Statement will, when issued in accordance with the terms of the Offering against full payment therefor, be validly issued, fully paid, and non-assessable shares of Common Stock of the Company.

         We hereby consent to the use of this opinion and to the reference to our firm appearing in the Company's Prospectus under the heading "Legal
Matters." In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission adopted under the Act.

         This opinion is given as of the effective date of the Registration Statement and we assume no obligation to advise you of changes that may hereafter be brought to our attention.
                                                     Sincerely,



                                                    /s/Malizia Spidi & Fisch, PC
                                                    ----------------------------
                                                    MALIZIA SPIDI & FISCH, PC